##



##
##                             -#-
##
                          FORM S-8/S-3

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Wellman, Inc.
     (Exact name of registrant as specified in its charter)

         Delaware                                04-1671740
(State or other jurisdiction of                I.R.S. Employer
incorporation or organization)                Identification No.

         1040 Broad St., Suite 302, Shrewsbury, NJ       07702
 (Address of Principal Executive Offices)             (Zip Code)


           Wellman, Inc. 1985 Amended and Restated
                 Incentive Stock Option Plan
                    (Full title of the plan)

                        Thomas M. Duff
  Wellman, Inc., 1040 Broad Street, Shrewsbury, NJ  07702
            (Name and address of agent for service)

                          (201) 542-7300
 (Telephone number, including area code, of agent for service)

                        with a copy to:

              Christine M. Marx, Edwards & Angell
        2700 Hospital Trust Tower, Providence, RI  02903

              Calculation of Registration Fee

                             Proposed  Proposed
Title of                     maximum   maximum
securities                   offering  aggregate    Amount of
to be          Amount to be  price per offering     registration
registered     registered    share*    price*       fee


Common Stock,  1,500,000     $25.875   $38,812,500  $13,382.55
$.001 par      shares
value


* Based on the average of the high and low prices of the Company's Common Stock reported on June 6, 1994.

Pursuant to Rule 429 of the rules and regulations of the Commission under the Securities Act of 1933, as amended, the Prospectus contained herein relates also to Registration
Statement Nos. 33-17196 and 33-36001.

Part I, Items 1-2; Part II, Items 6.

    This Registration Statement relates to 1,500,000 additional shares of Wellman, Inc. (the "Company") Common Stock that may be issued pursuant to the Wellman, Inc. Amended and Restated 1985 Incentive Stock Option Plan (the "Plan") in accordance with the amendments to the Plan adopted by the Company's Board of Directors on February 24, 1994 and by the Company's stockholders on May 17, 1994. The contents of the Company's Registration Statements on Form S-8/S-3 (Registration Nos. 33-17196 and 33-36001) relating to the Plan are hereby incorporated by reference.

PROSPECTUS


                         713,384 Shares

                         WELLMAN, INC.

                          Common Stock

                        $.001 Par Value




                          THE OFFERING

    This Prospectus relates to 713,384 shares of Common Stock, $.001 par value, of Wellman, Inc. (the "Company") purchased or which may be purchased by the executive officers of the Company (the "Selling Shareholders") pursuant to stock options granted pursuant to the Wellman, Inc. Amended and Restated 1985 Incentive Stock Option Plan (the "Plan"). Specific information as to the Selling Shareholders may be found on pages 3 and 4 of this Prospectus. The Company has been informed that said 713,384 shares of Common Stock may be offered from time to time publicly by the Selling Shareholders through one or more transactions on the New York Stock Exchange or through one or more brokers. The shares will be offered at prices prevailing at the time of sale.

    The Selling Shareholders and anyone effecting sales on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts given may be regarded as underwriting commissions or discounts under said Act.

    The Company will not receive any of the proceeds from sales by the Selling Shareholders.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
       BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
      THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
         OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                CONTRARY IS A CRIMINAL OFFENSE.



         The date of this Prospectus is June 10, 1994.

                     AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices in New York (Seven World Trade Center, Suite 1300, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    There are incorporated herein by reference the following documents:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993, as filed with the Commission pursuant to the Exchange Act.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, as filed with the Commission pursuant to the Exchange Act.

    3. The Company's Registration Statement on Form 8-A, as amended, which incorporated by reference the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, filed with the Commission pursuant to the Securities Act.

    4.   All other documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Prospectus and such document shall be deemed to be a part hereof from the date of filing of such document.

    Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Written requests should be mailed to Audrey Goodman, Wellman, Inc., 1040 Broad Street, Suite 302, Shrewsbury, New Jersey 07702. Telephone requests may be directed to Ms. Goodman at (908) 935-7312.

                      SELLING SHAREHOLDERS

    Set forth below is information as to the Selling Shareholders, the number of shares of Common Stock of the Company beneficially owned, the number which may be offered as set forth on the cover of this Prospectus (assuming certain options are exercised) and the number of shares to be owned after completion of the offering assuming all shares are sold.

                     Number of
                     Shares of
Name and             Common Stock     Number of         Shares to be
Position             Beneficially     Shares Which      Owned After
with Company         Owned (1)        May be Offered    Offering

Thomas M. Duff           -0-             225,000             -0-
President and
Chief Executive
Officer

W. William Beckwith      -0-             115,000             -0-
Vice President

Clifford J.
Christensen            2,800             117,800             -0-
Executive Vice
President

Paul D. Apostol          -0-              70,000             -0-
Vice President

James P. Casey           -0-              75,000             -0-
Vice President

Richard Kattar           -0-              25,000             -0-
Vice President

Keith R. Phillips        -0-              15,000             -0-
Vice President,
Chief Financial
Office and
Treasurer

Mark J. Rosenblum        120              42,584             -0-
Vice President -
Controller

Ernest Taylor            -0-              28,000             -0-
Vice President


(1) Represents shares issued on or before the date hereof upon exercise of options issued pursuant to the Plan.

The number of shares which each of the above persons, and any other persons with whom he is acting in concert for the purpose of selling the Company's shares, may sell in any three month period may not exceed 329,000 shares.

                         LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Edwards & Angell, Providence, Rhode Island. David K. Duffell, a partner of
Edwards & Angell, is the Secretary of the Company.

                            EXPERTS

    The consolidated financial statements of Wellman, Inc. at December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing therein and incorporated herein by reference, which is based in part on the report of KPMG Stokes Kennedy Crowley, independent auditors. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

##
##
                            PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 3.  Incorporation of Documents by Reference.

    There are incorporated herein by reference the following documents:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993, as filed with the Commission pursuant to the Exchange Act.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, as filed with the Commission pursuant to the Exchange Act.

    3. The Company's Registration Statement on Form 8-A, as amended, which incorporated by reference the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, filed with the Commission pursuant to the Securities Act.

    4.   All other documents filed by the Company pursuant to
         Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Prospectus and such document shall be deemed to be a part hereof from the date of filing of such document.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Written requests should be mailed to Audrey Goodman, Wellman, Inc., 1040 Broad Street, Suite 302, Shrewsbury, New Jersey 07702. Telephone requests may be directed to Ms. Goodman at (908) 935-7312.

Item 4.  Description of Securities.

    Not applicable

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 7.  Exemption of Registrant Claimed

    Not applicable

Item 8.  Exhibits.

    4     -   Wellman, Inc. Amended and Restated 1985 Incentive
              Stock Option Plan

    5     -   Opinion of Edwards & Angell re: legality

    23(a) -   Consent of Ernst & Young

    23(b) -   Consent of KPMG Stokes Kennedy Crowley

    23(c) -   Consent of Edwards & Angell (included in
              Exhibit 5)

Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to deliver or cause to be delivered with this prospectus, to each person to whom this prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange
Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   SIGNATURES AND AMENDMENTS

    Each person whose signature appears below hereby authorizes the President or the Vice President-Chief Financial Officer of the Registrant, or any one of them, to execute in the name of each person, and to file, an amendment or amendments to this Registration Statement, which amendment may make such other changes in this Registration Statement as said officer or officers so acting deem(s) advisable.

                           SIGNATURES

    Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8/S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shrewsbury, State of New Jersey, on June 10, 1994.

                                  WELLMAN, INC.


                                  By /s/Thomas M. Duff
                                       Thomas M. Duff
                                       President


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 1994.

Signatures                        Title


/s/ Thomas M. Duff                President, Chief Executive
    Thomas M. Duff                Officer and Director


/s/ Keith R. Phillips             Vice President, Chief
    Keith R. Phillips             Financial Officer and
                                  Treasurer (Principal
                                  Financial Officer)


/s/ Mark J. Rosenblum             Vice President-Controller
    Mark J. Rosenblum             (Principal Accounting Officer)


                                  Vice President and Director
    C. W. Beckwith


/s/ Peter H. Conze                Director
    Peter H. Conze


/s/ Richard F. Heitmiller         Director
    Richard F. Heitmiller


/s/ Jonathan M. Nelson            Director
    Jonathan M. Nelson


/s/ James E. Rogers               Director
    James E. Rogers


/s/ Roger A. Vandenberg           Director
    Roger A. Vandenberg


/s/ Allan R. Dragone              Director
    Allan R. Dragone


/s/ Raymond C. Tower              Director
    Raymond C. Tower

                         EXHIBIT INDEX
                               TO
                        WELLMAN FORM S-8


Exhibit No.         Exhibit Description                    Page

 4            Wellman, Inc. Amended and Restated
              1985 Incentive Stock Option Plan

 5            Opinion of Edwards & Angell re: legality

23(a)         Consent of Ernst & Young

23(b)         Consent of KPMG Stokes Kennedy Crowley

23(c)         Consent of Edwards & Angell (included
              in Exhibit 5)